MassRoots Updates Investors on Recent Progress and Upcoming Milestones

Denver, CO – MassRoots, Inc. (OTCQB:MSRT), one of the leading technology platforms for the cannabis industry, is pleased to release the following update. MassRoots’ latest corporate overview deck is accessible here.

Dear MassRoots Shareholders,

Last week, MassRoots entered into an agreement and plan of merger with Odava, Inc., a leading compliance and point-of-sale system for cannabis-related businesses. The closing of the merger is subject to various closing conditions as we have detailed in our Current Report on Form 8-K filing, dated July 5, 2017. Upon effectiveness of the merger, MassRoots can offer clients a complete set of solutions to operate their business: advertising to cannabis consumers, reporting to state regulatory systems, and streamlined management of their supply chain. This acquisition, along with other recent developments, further solidifies MassRoots as one of the leading technology companies in the regulated cannabis industry, which ArcView Market Research projects to grow from $6 billion to $22 billion over the next five years.

Our main focus is expanding market share in states where Odava is able to report to state regulators via Franwell, Inc.’s METRC system, currently Oregon, Alaska, and Colorado. Just a few days ago, it was announced that California will be utilizing METRC, enabling us to enter the largest regulated cannabis market in the U.S. with minimal integration modifications. With more than 1,000 dispensaries expected to be subject to California state regulations for the first time, this presents a unique growth opportunity for MassRoots to on-board these dispensaries to the Odava system as well as our other offerings.

Our main engineering priority is integrating MassRoots’ community of over a million cannabis consumers with Odava, enabling consumers to view pricing and inventory data in real-time, identifying the best strains and products through community-driven reviews, and empowering dispensaries to implement customer loyalty and deal programs to boost retention. We believe the seamless integration of our systems will give us a unique value proposition to dispensaries by consolidating the most important functionality and data collection in one central platform.

Four years ago, I invested my life savings to start MassRoots and since then, purchased stock on two occasions at $0.50 per share, to take advantage of three core opportunities in the cannabis marketplace:

· Patients and consumers need an app to find the best products and, as state and App Store regulations permit, order cannabis directly from their smart phones;

· Cannabis-related businesses are in need of result-driven advertising and customer loyalty systems to boost sales. An online community of over a million of the world’s most passionate cannabis consumers is their target audience; and

· Dispensaries need reliable software to streamline their operations and manage their compliance reporting to state regulators in an efficient manner.

We believe MassRoots is uniquely positioned to solve these problems. First, we estimate our market-share of cannabis consumers on our mobile applications is among the top three in the country and the MassRoots brand is one of the most recognized in the industry. Second, we have a top-tier engineering team, made up of some of the world’s top technologists that enables us to build better products and move faster than anyone else in the space. Third, MassRoots has one of the largest data sets in the cannabis space, giving us knowledge on the sector very few people have – and giving us the necessary insight to build products that drive immediate value for dispensaries. Lastly, with over 25,000 shareholders, $17 million raised to date through equity financings and warrant exercises, and no long-term debt on our balance sheet, we believe we have access to the capital necessary to rapidly grow our platform.

In late 2016, we began leveraging MassRoots’ stock as a strategic currency, allowing us to acquire Whaxy and, now, Odava, which extends our platform’s reach into retail dispensaries. We are currently evaluating several other synergistic and technology-focused opportunities that we expect would expand MassRoots’ revenue channels and cross-selling opportunities.

As is the case with many companies operating in a dynamic environment, MassRoots’ execution has not been perfect – we spent too much money advertising to consumers, over-expanded the size of our staff and overhead, and did not effectively listen to our clients to better solve their needs. The Odava integration plan has given our leadership team an opportunity to re-evaluate our strategy and the following changes have gone into effect:

· We have significantly reduced our advertising budget and staff devoted to marketing and community-outreach. MassRoots already has one of the largest user bases in the industry and going forward, we expect our brand growth to be primarily-driven by dispensaries on-boarding their customers as part of a consumer loyalty program.

· In an effort to expedite the development of MassRoots’ new business portal for dispensaries, we retained one of the most reputable development firms in Silicon Valley to supplement our in-house development team. With the work on this portal nearly complete, we decided not to renew this contract, under which we have paid approximately $100,000 per month since the beginning of 2017. It is important to note that we have not capitalized any of the over $5 million MassRoots has spent on development-related salaries and expenses over the past several years; we believe that by immediately expensing these costs rather than spreading them out over time, it will enable us to reach profitability more rapidly.

· While our current Chief Operating Officer, Daniel Hunt, has been instrumental in helping MassRoots grow to this point, we have both recognized it is time to bring in a more seasoned operator to lead our team on a day-to-day basis. Over the past several weeks, our leadership team and I have interviewed several candidates with the experience necessary to bring MassRoots to the next level. We expect to announce a new Chief Operating Officer in the near-future.

Collectively, the changes we have implemented are expected to reduce MassRoots’ expenses by more than $1.5 million annually while still enabling us to deliver on our core business objectives. Despite the challenges we have encountered over the past few years, MassRoots has succeeded in establishing one of the most recognizable brands in cannabis with one of the largest market shares of cannabis consumers and extensive sets of data – uniquely positioning our company to dominate the cannabis technology space.

Going forward, the MassRoots team is going to be focused on two core metrics: the number of dispensaries utilizing our platform and the monthly recurring revenue we have contracted with dispensaries. While we utilize a number of other data points to analyze and adjust our strategies, fundamentally, these two metrics best reflect the health of our business. We look forward to regularly updating investors on these metrics and our progress.

With California, Nevada, and several other new markets coming online in the near-future, we are in an incredible position to leverage our brand’s equity and capabilities to seize this opportunity. We are grateful for your continued trust in our company and look forward to updating you on our progress.

Regards,

Isaac Dietrich

Chairman and Chief Executive Officer

MassRoots, Inc.

About MassRoots

MassRoots, Inc. is one of the leading technology platforms for the regulated cannabis industry. Powered by more than one million registered users, the Company's mobile apps empower consumers to make educated cannabis purchasing decisions through community-driven reviews. It’s compliance and point-of-sale system, Odava, enables cannabis-related businesses to streamline their retail operations and compliance reporting to state regulators. With a significant market share of medical cannabis patients in certain markets, more than 25,000 shareholders, equity financings and warrant exercises of more than $17 million since inception, the Company believes it is uniquely positioned to best serve the unique needs of the cannabis industry. For more information, please visit MassRoots.com/Investors and MassRoots, Inc.’s filings with the U.S. Securities and Exchange Commission.

Forward-looking Statements

Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots, Inc.'s business, partnerships, new features, acquisitions, user growth and related business strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Factors or events that could cause our actual results to differ may emerge from time to time. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements. For more information, please refer to MassRoots, Inc.’s filings with the U.S. Securities and Exchange Commission.

For Press Only

Isaac Dietrich

Chairman & CEO, MassRoots, Inc.

Isaac@MassRoots.com

Source: MassRoots, Inc.